STOCK PURCHASE AGREEMENT



                  THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of March 11, 1998, is by and among Columbus McKinnon Corporation, a New York corporation ("Buyer"), and the shareholders of LICO, Inc., which shareholders are identified on the signature page of this Agreement (hereinafter sometimes referred to individually as "Seller" and collectively as "Sellers").

                  WHEREAS, Sellers own all of the outstanding voting and non-voting shares of capital stock of LICO, INC., a Missouri corporation (the "Company");

                  WHEREAS, Automatic Systems, Inc., a Missouri corporation ("ASI"), Automatic Systems Conveyors, Ltd., a Canadian company ("AS-Canada"), ASI of Australia Pty. Ltd., an Australian company ("AS-Australia"), LICO Conveyor Company, a Missouri corporation ("LICO-Conveyor"), LICO Steel, Inc., a Missouri Corporation ("LICO-Steel") and LICO International Corporation, a Virgin Islands corporation ("LICO-International") are wholly-owned subsidiaries of the Company (hereinafter sometimes referred to individually as "Subsidiary" or collectively as "Subsidiaries");

                  WHEREAS, the Company and the Subsidiaries are engaged in the business of designing, manufacturing, selling, installing and servicing material handling systems for the automotive, steel and mining industries as well as other heavy industries and in the business of structural steel erection and general contracting for construction (collectively, the "Business"); and

                  WHEREAS, Sellers wish to sell all of the issued and outstanding voting and non-voting shares of capital stock of the Company (the "Shares") to Buyer and Buyer wishes to purchase such Shares, all on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein the parties hereto agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

                  SECTION  1.01.  SALE OF STOCK.  At the  Closing (as defined in
Section 2.01 hereof) and subject to all other terms and conditions of this Agreement, Sellers will sell, transfer, assign and convey to Buyer free and clear of all liabilities, liens, pledges, security interests, encumbrances, claims and


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                                      - 2 -

other restrictions ("Liens") all of  the  Shares  for  the  price  determined in
Section 1.02 hereof.

                  SECTION 1.02. THE PURCHASE PRICE. In consideration of the sale by Sellers to Buyer of the Shares and Sellers' performance of this Agreement, Buyer shall pay to Sellers the aggregate amount equal to ONE HUNDRED FIFTY-FIVE MILLION DOLLARS AND 00/100 ($155,000,000.00) less the greater of (x) the sum of $2,183,000 and all costs or expenses paid by the Company or any Subsidiary relating to or incurred in connection with this Agreement and the transactions contemplated herein or (y) the Funded Debt (as hereinafter defined) (the "Purchase Price"). For the purposes of this Agreement, "Funded Debt" shall mean the sum of: (i) the aggregate amount, as of the Closing Date, of all obligations of the Company and the Subsidiaries for borrowed money, including any accrual of unpaid interest, any prepayment penalties which would be payable if the indebtedness were to be repaid as of the Closing Date, (ii) any outstanding checks or drafts on ASI's controlled disbursement account which have been written but not cleared as of the Closing Date and (iii) any outstanding checks or drafts on other accounts of the Company or the Subsidiaries which have been written but not cleared as of the the Closing Date and which would, when presented, create an overdraft on such account. The Purchase Price is subject to the adjustments provided in Section 1.03 hereof. The Purchase Price as adjusted shall be allocated among Sellers as specified in SCHEDULE 1.02 hereto. At the Closing, Buyer shall pay the Purchase Price as follows:

                  (a)  CASH.   Buyer's  wire   transfer  of  funds  to  accounts
designated by Sellers in the aggregate amount of the Purchase Price less $5,000,000.00; and

                  (b) ESCROW. Buyer's wire transfer of funds to an account designated by United Missouri Bank, N.A. ("Escrow Agent") in an aggregate amount of $5,000,000.00 (the "Escrow Amount"), to be held by Escrow Agent pursuant to the terms and conditions of an escrow agreement ("Escrow Agreement") among Buyer, Sellers and Escrow Agent in substantially the same form and on the same terms as SCHEDULE 1.02(B) hereto.

                  SECTION 1.03.  POST CLOSING ADJUSTMENT OF PURCHASE
PRICE.

                  (a) ADJUSTMENT. The adjustments to the Purchase Price as provided below shall be made following the Closing. The adjustments will be computed as follows and shall be cumulative:

                           (i)  The Purchase Price shall be decreased by the
amount, if any, by which the consolidated shareholders' equity of the Company and the Subsidiaries, as of the Closing Date, computed in accordance with generally accepted accounting


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                                      - 3 -

principles consistently applied on the same basis as used in the Base Balance Sheet (as hereinafter defined) is less than $22,000,000.

                           (ii)  The  Purchase  Price  shall be decreased by any
costs or expenses which are incurred but not paid by the Company or the Subsidiaries prior to or on the Closing Date which relate to or are incurred in connection with this Agreement and the transactions contemplated hereby.

                  (b) SETTLEMENT OF ADJUSTMENT. Within sixty (60) days following the Closing Date, Buyer will deliver to Sellers the proposed adjustments to the Purchase Price pursuant to Section 1.03(a) as computed by Buyer's accountants. In the course of Sellers' review of the proposed adjustments, Buyer's accountants will cooperate fully with Sellers and Sellers' accountants, including providing access to their work papers relating to the proposed adjustments. If Sellers within twenty (20) days of receipt of the proposed adjustments do not object thereto in writing, the proposed adjustments shall become final and binding on the parties. If Sellers do not agree with the proposed adjustments, Sellers shall, prior to the expiration of such twenty (20) day period, deliver to Buyer a written statement of the matters with respect to which there is disagreement specifying the particulars of the disagreement. If the parties fail to resolve the disagreements within twenty (20) days thereafter, the items of disagreement shall be immediately referred to a firm of independent public accountants of recognized standing which the parties mutually select or the firm of Arthur Anderson LLP in the event they fail to agree on a firm, for its determination with respect to such items of disagreement. The parties will use their best efforts to cause such firm to resolve all items of disagreement within thirty (30) days after submission and such firm's determination will be final and binding on the parties. The cost of such referral and determination shall be borne 50% by Sellers and 50% by Buyer.

                  (c) PAYMENT OF ADJUSTMENT. Any adjustment to the Purchase Price shall be settled by a cash payment by Sellers to Buyer which payment shall include interest thereon at an annual rate of 7% computed from the Closing Date to the date of payment. Such reduction or payment shall be made by Sellers within five (5) business days after final determination of the adjustment. The Representative (hereinafter defined in Section 12.05) shall be responsible for causing any such cash payment to be made to Buyer as provided herein.

                                   ARTICLE II
                                     CLOSING


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                                      - 4 -

                  SECTION 2.01 CLOSING. The sale and purchase of the Shares referred to in Article I hereof shall be consummated at a closing (the "Closing") to be held at the offices of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, 3400 Marine Midland Center, Buffalo, New York 14203 on March 31, 1998 at 10:00 a.m. or on a date selected by Buyer (upon reasonable notice to Sellers) which is not less than three (3) days nor more than thirty (30) days after the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") unless another date or place is agreed to in writing by Sellers and Buyer (the "Closing Date").

                  SECTION 2.02  CLOSING DOCUMENTATION.  At the Closing,

                  (a)      Sellers will deliver to Buyer:

                  (i) the certificates evidencing the Shares duly endorsed in blank for transfer or with such duly executed stock powers, with Sellers being responsible for the payment of any applicable stock transfer taxes or similar taxes;

                  (ii) the duly executed Escrow Agreement  required  pursuant to
Section 1.02(b) hereof;

                  (iii) the duly executed releases required pursuant to Section 8.01(d) hereof;

                  (iv) the  duly  executed  resignations  required  pursuant  to
Section 8.01(e) hereof;

                  (v) the duly executed estoppel certificates required pursuant to Section 8.01(g) hereof;

                  (vi) if applicable, the evidence of payment and discharge of Funded Debt (as hereinafter defined) and releases of all security interests on the assets of the Company and the Subsidiaries securing the Funded Debt pursuant to Section 8.01(h) hereof;

                  (vii) the opinion of counsel to Sellers  required  pursuant to
Section 8.01(c) hereof;

                  (viii) the duly executed certificates of Sellers required pursuant to Sections 8.01(a) and (b) hereof;

                  (ix)  the  duly  executed  officers'   certificates   required
pursuant to Sections 8.01(a) and (b) hereof;

                  (x) the complete minute and stock books and corporate seals of the Company and the Subsidiaries;



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                                      - 5 -

                  (xi) duly executed agreements terminating the Second Amended and Restated Stock Redemption Agreement dated February 17, 1995, as amended, and the Cross Purchase Agreement dated February 17, 1995, as amended (collectively, the "Termination Agreements");

                  (xii) the duly executed written acknowledgements of the Related Parties (as hereinafter defined) pursuant to Section 7.7 hereof;

                  (xiii) the duly executed written guaranties required pursuant to Section 12.13 hereof; and

                  (xiv) such other documents as Buyer may reasonably request.

                  (b)      Buyer will deliver to Sellers:

                  (i) the wire transfer funds constituting the Purchase Price as required pursuant to Section 1.02 hereof;

                  (ii) the duly executed Escrow Agreement  required  pursuant to
Section 1.02(b) hereof;

                  (iii) the duly executed certificate of Buyer required pursuant to Sections 9.01(a) and (b) hereof; and

                  (iv) the  opinion  of counsel to Buyer  required  pursuant  to
Section 9.01(c) hereof.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

                  Sellers jointly and severally represent and warrant to Buyer as follows and confirm that Buyer is relying on the accuracy of each such representation and warranty in connection with the purchase of the Shares and completion of the transactions contemplated hereby:

                  SECTION 3.01 ORGANIZATION. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective states or jurisdictions of incorporation, and has all requisite power and authority, corporate and other, and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now and heretofore conducted. The Company and each of the Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the


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                                      - 6 -

nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the Company or the Subsidiaries.

                  SECTION 3.02  CAPITAL STOCK; SUBSIDIARIES.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 300,000 shares of Class A Voting Common Stock of the Company with $.10 par value, of which 253,850 shares are issued and outstanding and 2,400 shares are held in treasury, and (ii) 2,700,000 shares of Class B Non-Voting Common Stock with $.10 par value, of which 2,284,650 shares are issued and outstanding and no shares are held in treasury. All of the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable and, except as set forth on SCHEDULE 3.02 hereto, free of any preemptive or similar rights with respect thereto. SCHEDULE
3.02 hereto sets forth a complete and accurate list showing the record and beneficial ownership of the outstanding capital stock of the Company including the percentage of all outstanding shares of each class of capital stock owned by each owner. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Debt") issued or outstanding. There are no options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, the Company or securities convertible into or exchangeable for such shares or equity interests or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Except as set forth in SCHEDULE 3.02 hereto, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Except as set forth in SCHEDULE 3.02 hereto, all of the Shares listed opposite each Seller's name on SCHEDULE 3.02 hereto are owned beneficially and of record by such Seller free and clear of any Liens. At the Closing, each Seller shall effectively transfer to Buyer good and marketable title to all of the Shares owned by such Seller free and clear of any Liens.

                  (b) The authorized capital stock and the issued and outstanding capital stock of each of the Subsidiaries is shown on SCHEDULE 3.02 hereto, and all of the outstanding shares of capital stock of each of the Subsidiaries have been and are validly issued, fully paid and non-assessable and free of any preemptive or similar rights with respect thereto, all of which are owned by the Company free and clear of any Liens, except for


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the outstanding shares of LICO-International, all of which are owned by ASI free and clear of any liens. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Subsidiaries may vote ("Subsidiary Voting Debt") issued or outstanding. There are no options,
warrants,   calls,   subscriptions  or  other  rights  or  other  agreements  or commitments of any character relating to any of the issued or issued capital stock of any of the Subsidiaries or obligating any of the Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Subsidiary Voting Debt of, or other equity interest in, any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligating any of the Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. There are no outstanding contractual obligations of any of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of the Subsidiaries. No shares of the capital stock of any of the Subsidiaries are held as treasury shares (except for ASI, which has 1300 treasury shares). Neither the Company nor any of the Subsidiaries have any subsidiary or any ownership interest in any business, organization or entity, except for the Company's interests in the Subsidiaries and ASI's interest in LICO-International.

                  SECTION 3.03 AUTHORITY; ENFORCEABILITY. Sellers have the requisite capacity, power and authority, corporate and other, to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated hereby (the "Related Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary action, corporate and other, on the part of Sellers and no other acts or proceedings on the part of Sellers are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Sellers and constitute legal, valid and binding obligations of Sellers, enforceable against each of them in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors rights and by the availability of equitable remedies.

                  SECTION 3.04 NO VIOLATION.  Except as  contemplated by Section
3.05 hereof, the execution and delivery of this Agreement and the Related Agreements by Sellers and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default (with or without


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notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any Lien on any Seller's or the Company's or any of the Subsidiaries' properties or assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, shall be referred to as a "Violation"), pursuant to (i) any provision of the Certificate of Incorporation, as amended, or By-laws, as amended, or other charter document, as amended of the Company or any of the Subsidiaries, (ii) any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, Benefit Plans (as defined in Section 3.18 hereof) or other agreement, obligation, instrument, permit, concession, franchise or license, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries or any Seller or their respective properties or assets.

                  SECTION 3.05 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of the Subsidiaries or Sellers in connection with the execution and delivery of this Agreement or the Related
Agreements or the consummation by Sellers of the transactions contemplated hereby and thereby, except for the filing of a pre-merger notification report and, if applicable, other documents, by the Company under the HSR Act.

                  SECTION 3.06 FINANCIAL STATEMENTS. The audited consolidated balance sheets of the Company and the Subsidiaries as at September 30, 1997, September 30, 1996, and September 30, 1995 and the related consolidated statements of income, changes in stockholder's equity and cash flows for the fiscal years then ended (including the notes thereto) and the unaudited consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1997 and the related unaudited statement of income for the three (3) month period then ended delivered by the Company to Buyer: (i) present fairly the financial position of the Company and the Subsidiaries as of such dates and the results of their operations and changes in their financial position for such periods, and (ii) have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of similar periods for preceding years except that the unaudited consolidated balance sheet and statement of income do not contain the usual year-end adjustments and notes. Copies of all such financial statements are attached to SCHEDULE 3.06 hereto. The Balance Sheet of the Company as of September 30, 1997 is referred to herein as the "Base Balance Sheet", and September 30, 1997 is referred to herein as the "Base Balance Sheet Date". The books and records of the Company and


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the  Subsidiaries  are  complete  and  correct  in  all  material  respects  and accurately reflect the basis for the financial condition and results of operations of the Company and the Subsidiaries as set forth in the financial statements attached to SCHEDULE 3.06 hereto.

                  SECTION 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Base Balance Sheet Date, except as specified in SCHEDULE 3.07 hereto, neither the Company nor any of the Subsidiaries has: (i) undergone any change in its condition (financial or other), properties, assets, liabilities, business, operations or, to Sellers' Knowledge (hereinafter defined in Section 12.06), prospects except changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, materially adverse to the Company and the Subsidiaries on a consolidated basis; (ii) engaged in any action, activity or practice inconsistent with the ordinary and routine actions, activities and practices it has previously followed, the effect of which is to reduce Funded Debt; (iii) declared, set aside or paid any dividend or other distribution in respect of its capital stock or made any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or made any payment to any of its shareholders except for employment compensation in the ordinary and usual course of business and consistent with past practice; (iv) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock;
(v) mortgaged, pledged or subjected to any Lien, any of its properties or assets; (vi) acquired or disposed of any interest in any material asset or material property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of its business and consistent with its past practice; (vii) forgiven or canceled any debt or claim, waived any right, or, except in the ordinary and usual course of its business and consistent with its past practice, incurred or paid any liability or obligation;
(viii) adopted or amended any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or changed the compensation (including bonuses) to be paid to any director, officer, or employee; (ix) suffered any damage, destruction or loss (whether or not covered by insurance) which has a material adverse effect on its condition (financial or other), properties, assets, business, operations or, to Sellers' Knowledge, prospects; (x) amended or terminated any contract, agreement, or lease involving the payment of more than $100,000, or otherwise having a material effect on the Company or the Subsidiaries; (xi) experienced any material labor difficulty or loss of employees or customers; (xii) entered into any collective bargaining agreement; (xiii) sold or granted or transferred to


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any party or parties any contract or license,  or granted an option to acquire a license, to manufacture or sell any of the products of the Company or any of the Subsidiaries, or to use any trademark, service mark, trade name, copyright, patent or any pending application for any foregoing, or any trade secret or know-how of the Company or any of the Subsidiaries; (xiv) merged, consolidated or entered into any binding share exchange or other business combination, or acquired any stock, equity interest or business of any other person; (xv) changed the accounting methods or practices followed by it; (xvi) without limiting the generality of any of the foregoing, entered into any transaction except in the ordinary and usual course of its business and consistent with its past practice; or (xvii) agreed to, permitted or suffered any of the acts, transactions or other things described in Subsections (i) through (xvi) of this
Section 3.07.

                  SECTION 3.08 LIABILITIES. Neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except (i) as set forth in the Base Balance Sheet or identified as such in SCHEDULE 3.08 hereto; and (ii) those trade payables incurred since the Base Balance Sheet Date in the ordinary and usual course of its business and consistent, in type and amount, with its past practice and experience.

                  SECTION 3.09 TAXES. Except as set forth in SCHEDULE 3.09 hereto, each of the Company and the Subsidiaries (including any predecessors) has timely filed when due all Tax returns required to be filed by it and has paid, or has made adequate provision for or set up in accordance with generally accepted accounting principles an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any Tax returns), and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of any period for which no return has been filed or is due, and the Base Balance Sheet reflects in accordance with generally accepted accounting principles a reserve for all Taxes payable by the Company or any of the Subsidiaries accrued through the Base Balance Sheet Date. No material deficiencies for Taxes have been proposed, asserted or assessed against the Company or any of the Subsidiaries, and no audit of any of the Tax returns of the Company or any of the Subsidiaries is currently being conducted by any Taxing authority. SCHEDULE 3.09 hereto contains a list of all Tax returns required to be filed by the Company and each of the Subsidiaries for the fiscal years ended September 30, 1997 and 1996, respectively. SCHEDULE 3.09 hereto also describes for each Tax return required to be filed by the Company or any Subsidiary during the five fiscal years ended September 30, 1997, whether: (i) such return has been examined by and settled with the applicable federal, state, local or foreign taxing authority; and

(ii) an extension of the applicable statute of limitations has been given with respect to such return. Copies of all Federal and Missouri Income Tax returns required to be filed by the Company and each of the Subsidiaries for each of the last five years, together with all schedules and attachments thereto, have been delivered by the Company to Buyer. Copies of all other Tax returns required to be filed by the Company and each of the Subsidiaries for each of the last five years, together with all schedules and attachments thereto, are available to Buyer upon request. Neither the Company nor any of the Subsidiaries is a party to, is bound by, and has any obligation under any Tax sharing or similar agreement. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes", "Taxing", and "Taxable") shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, gains, transfer, recording, license, value-added, withholding, excise and other taxes, duties or assessments of any nature whatsoever (whether payable directly or by withholding), together with any and all information reporting and estimated Tax, interest, penalties and additions to Tax imposed with respect to such amounts and any obligations in respect thereof under any Tax sharing, Tax allocation, Tax indemnity or similar agreement as well as any obligations arising pursuant to Treasury Regulation
Section 1.1.502-6 or comparable state, local or foreign provision.

                  SECTION 3.10 TITLE TO AND CONDITION OF REAL ESTATE.

                  (a) GENERALLY. All of the real property presently owned, occupied or used by the Company or any of the Subsidiaries or in which the Company or any of the Subsidiaries otherwise has an interest and the owners thereof are identified in SCHEDULE 3.10(A) hereto (the "Premises"). The Premises, all improvements located thereon, and the use thereof, comply in all material respects with all zoning, land use, building, health, safety and fire laws, codes, permits, licenses and certificates, rules, orders, ordinances, regulations and all restrictions and conditions (provided that compliance with Environmental Laws (as hereinafter defined) is not addressed in this Section 3.10). To Sellers' Knowledge there are no actions, suits, proceedings or investigations pending or, threatened before any federal, state, municipal, regulatory or administrative authority affecting the Premises. The Company, any Subsidiary and, to Sellers' Knowledge, the owners of the Leased Premises (as hereinafter defined) are not in default with respect to any order, judgment, injunction or decree of any court or other governmental authority with respect to the Premises. The Premises are adequate for the purposes for which they are and have been used and, to Seller's Knowledge, none of the Premises are in need of maintenance or repairs except for maintenance or repairs that are either routine or not material in nature or cost. All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required for the use and operation of the Premises are available, and such utilities enter the boundaries of such facilities through adjoining public streets or easement rights-of-way. To Sellers' Knowledge, such public utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of the Premises as currently conducted and permit full compliance with all requirements of law. The Premises have adequate access to public streets. To Sellers' Knowledge, there are no pending or threatened assessments for municipal improvements which may affect or become a Lien on the Premises.

                  (b) OWNED PREMISES. SCHEDULE 3.10(B) hereto sets forth the legal description of the Premises owned by the Company or any of the Subsidiaries ("Owned Premises") and all fee title insurance policies, title searches and surveys relating to the Owned Premises. The Company or its Subsidiaries, as the case may be, has good and marketable fee simple title to the Owned Premises, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever, except easements, covenants, rights-of-way, zoning restrictions, and other encumbrances or restrictions identified on SCHEDULE 3.10(B), hereto ("Permitted Encumbrances"), none of which prohibit or in any material respect interfere with the operations of the Company or any of the Subsidiaries on the Owned Premises as heretofore conducted. Except as set forth in SCHEDULE 3.10(B), all structures and other improvements on the Owned Premises are within the lot lines and do not encroach on the properties of any other person. No portion of the Owned Premises is located in a flood plain, flood hazard area or designated wetlands area or is listed on the National Priorities List, CERCLIS or any similar listing of contaminated sites. Neither the Company nor any of its Subsidiaries has received any written notice of assessments for public improvements against the Owned Premises (or any portion thereof) or any written notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of the Owned Premises or any board of fire underwriters or other body exercising similar functions that (A) relates to violations of building, safety or fire ordinances or regulations, (B) claims any defect or deficiency with respect to any of the Owned Premises or (C) requests the performance of any repairs, alterations or other work to or in any of the Owned Premises or in the streets bounding the same. There is no pending condemnation, expropriation, eminent domain or similar proceeding against the Company or any of the Subsidiaries affecting all or any portion of the Owned Premises. Except as set forth in SCHEDULE 3.10(C) hereto, none of the Owned Premises is subject to any leases (oral or written).

                  (c) LEASED PREMISES. Any of the Premises not owned by the Company or any of the Subsidiaries ("Leased Premises") are leased pursuant to leases ("Leases") that are valid and binding agreements, enforceable in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights, and (ii) the discretion of the courts to award equitable relief, and are in full force and effect. The Company and each of the Subsidiaries has performed all material obligations required to be performed by them to date under the Leases and are not in material breach in any respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a material breach thereunder. Except as previously disclosed in writing to Buyer, to Sellers' Knowledge, no other party to any of the Leases is in material breach thereunder. Neither the Company nor any of the Subsidiaries has received any notice of default under any of the Leases, and all rental and other payments due under each of the Leases have been fully paid.

                  SECTION 3.11 ENVIRONMENTAL COMPLIANCE.

                  (a) Definition of "ENVIRONMENTAL LAWS". As used in this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, codes, rules, regulations, ordinances, permits, policy statements, guidance documents and judicial decisions applicable to, affecting or relating to the protection, preservation or remediation of the environment or public health enacted, issued, promulgated, published, decided or required by any federal, state, county or municipal legislative, executive, judicial or regulatory authority, as the case may be, in existence and effective on the Closing Date, including but not limited to: (1) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601, ET SEQ., (2) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901, ET SEQ., (3) Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251, ET SEQ., (4) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601, ET SEQ., (5) Emergency Planning and Community Right-To-Know Act of 1986, 42 USCA 11001, ET SEQ., (6) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USCA 7401, ET SEQ., (7) National Environmental Policy Act of 1970, as amended, 42 USCA 4321, ET SEQ., (8) Rivers and Harbors Act of 1899, as amended, 33 USCA 401, ET SEQ., (9) Endangered Species Act of 1973, as amended, 16 USCA 1531, ET SEQ.,
(10) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651, ET SEQ., (11) Safe Drinking Water Act of 1974, as amended, 42 USCA 300(f), ET SEQ.,
(12) Pollution Prevention Act of 1990, 42 USCA 13101, ET SEQ., (13) Oil Pollution Act of 1990, 33 USCA 2701, ET SEQ., and
any rules, regulations, ordinances, permits, policy statements, guidance documents and judicial decisions enacted, issued, promulgated, published, decided or required by or under the laws referred to in Section 3.11(a)(1)-(13) above, as well as any similar state, county or municipal statutes, codes, rules, regulations, ordinances, permits, policy statements, guidance documents, and judicial decisions, as the case may be.

                  (b) Definition of "ENVIRONMENTAL PERMITS". As used in this Agreement, the terms "Environmental Permits" shall mean any and all permits, licenses, approvals, authorizations, consents or registrations required by any Environmental Laws in connection with the ownership, construction, equipping, use and/or operation of the Business or the Premises, for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                  (c) Definition of "HAZARDOUS SUBSTANCE". As used in this Agreement, the term "Hazardous Substance" shall mean, without limitation, any flammable, explosive or radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum constituents, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, pollutants, and toxic pollutants, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USCA Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 USCA 1801, ET SEQ.) the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act (42 USCA Section 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 USCA Sections 2601, ET SEQ.), the Federal Waters Pollution Control Act, as amended (33 USCA Sections 1251, ET SEQ.) and similar state laws in the jurisdictions in which the Premises are located, as well as any rules, regulations, ordinances, permits, policy statements, guidance documents and judicial decisions issued, promulgated, published, decided or required thereunder by any federal, state, county or municipal executive, judicial or regulatory authority.

                  (d) Definition of "RELEASE". As used in this Agreement, the term "Release" shall have the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USCA Section 9601, ET SEQ.), and the regulations promulgated thereunder.

                  (e) Definition of "CUSTOMERS". As used in this Agreement, the term "Customers" shall mean those individuals, corporations, partnerships or other entities or organizations with whom the Company or any of the Subsidiaries enters into contractual arrangements and for whom the Company or any of the Subsidiaries performs services on the Customers' Properties pursuant to or in connection with any such contractual arrangement.

                  (f)  Definition of  "CUSTOMERS'  PROPERTIES":  As used in this
Agreement, the term "Customers' Properties" shall mean any real estate (including, without limitation, any improvements thereon) owned, operated, leased or otherwise under the control of the Company's Customers or the Subsidiaries' Customers.

                  (g)  REPRESENTATION   AND  WARRANTIES.   Except  as  otherwise
disclosed on SCHEDULE 3.11 hereto:

                              (i) Neither the Owned Premises nor, to the best of the Sellers' knowledge without independent investigation, the Leased Premises is being or has been used in violation of any Environmental Laws for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste management or disposal site or for the manufacture or use of any form of weapon or ammunition for military purposes.

                              (ii) Underground storage tanks are not and have not been located on the Owned Premises nor, to the best of the Sellers' knowledge without independent investigation, on the Leased Premises.

                              (iii) There has been no Release or threat of a Release of any Hazardous Substance on, at or from the Owned Premises or, to the best of the Sellers' knowledge without independent investigation, the Leased Premises which through soil, subsoil, bedrock, surface water, groundwater or airborne migration have come to be located, or, in the case of a threat of a Release could come to be located on, at, in or under the Premises. Neither the Company nor any Subsidiary has received any form of notice or inquiry from any federal, state or local Governmental Entity or authority, any prior owner, operator, tenant, subtenant, licensee or occupant of the Premises or any owner or operator of property adjacent to or within the immediate vicinity of the Premises or any other person with regard to a Release or the threat of any Release of any Hazardous Substance on, at or from the Premises. Neither the Company nor any Subsidiary has received any form of notice or inquiry from any Customer with regard to a Release or a threat of a Release of any Hazardous Substance on, at or from any of the Customers' Properties resulting or allegedly resulting from activities undertaken thereon by the Company or the Subsidiaries.

                              (iv) All Environmental Permits necessary for the construction, equipping, ownership, use or operation of the Business or the Premises by the Company and the Subsidiaries have been obtained and are in full force and effect and the Company and each of the Subsidiaries is in compliance therewith.

                              (v) No event has occurred with respect to the Business or the Owned Premises or, to the best of the Sellers' knowledge without independent investigation, the Leased Premises which, with the passage of time or the giving of notice, or the failure to give notice, would constitute a material violation of or material non-compliance with, any applicable Environmental Laws or Environmental Permits.

                              (vi) To the best of Sellers' knowledge without independent investigation, no act or omission of the Company or the Subsidiaries at, upon or in any of the Customers' Properties has been or is in violation of any applicable Environmental Law.

                              (vii) There are no agreements, consent orders, decrees, judgments, licenses or permit conditions or other orders or directives of any federal, state or local court, or Governmental Entity relating to the past or present construction, equipping, ownership, use, operation, sale, transfer or conveyance of the Business or the Premises which require any change in the present condition of the Business or the Premises or any work, repairs, construction, containment, clean up, investigations, studies, removal or remedial action or capital expenditures in order for the Business or the Premises to be in compliance with any Environmental Laws or Environmental Permits.

                              (viii) There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or remedy that arise out of, relate to or result from (1) environmental conditions at, on, or under the Premises, (2) a violation or alleged violation of any Environmental Laws or non-compliance or alleged non-compliance with any Environmental Permits, (3) the presence of any Hazardous Substance or a Release or the threat of a release of any Hazardous Substance on, at or from the Premises or property adjacent to or within the immediate vicinity of the Premises, or (4) with the exclusion of current or former employees of the Company or the Subsidiaries in connection with their employment with the Company or the Subsidiaries, human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever  kind  to the  extent,  with  respect  to
                              Section 3.11 (g)(viii)(1)-(4), the same arise from the Business or the condition of the Premises or the acquisition, construction, equipping, ownership, use, operation, sale, transfer or conveyance thereof, or (5) to the knowledge of the Company or the Subsidiaries without independent investigation, the Release, threat of Release or generation of any Hazardous Substance at, on, in or from any of Customers' Properties resulting from activities undertaken thereon by the Company or the Subsidiaries.

                  SECTION 3.12 TITLE TO AND CONDITION OF PROPERTIES AND ASSETS. All of the tangible assets owned or leased (which shall be designated as leased) by the Company or any of the Subsidiaries including, without limitation, all machinery, equipment, fixtures, furniture, office equipment, computer equipment, tooling and vehicles are described in SCHEDULE 3.12 hereto (the "Fixed Assets"). Except as specifically described in SCHEDULE 3.12 hereto, the Company and each of the Subsidiaries has good and marketable title to all of the properties and assets reflected in the Base Balance Sheet, those listed in SCHEDULE 3.12 hereto, those located on or in the Premises and those used by the Company or any of the Subsidiaries, subject to no Liens. The Fixed Assets are adequate for the purposes for which they are and have been used and, to Sellers' Knowledge, none of the Fixed Assets are in need of maintenance or repair except for maintenance or repairs that are either routine or not material in nature or cost. To Sellers' Knowledge, the Fixed Assets conform with all applicable laws, ordinances and regulations. To Sellers' Knowledge, there is no pending or threatened change of any applicable ordinance, regulation or zoning or other law, standard or requirement with which any of such property would not conform.

                  SECTION 3.13 PROPRIETARY RIGHTS. SCHEDULE 3.13 lists all patents, registered trademarks, registered service marks, trade names and copyright registrations (and all pending applications for any of the foregoing) owned or used by the Company or any of the Subsidiaries. The Company has good and marketable title to all patents, trademarks, trade secrets, service marks, trade names, know-how, technology and copyrights used in, or necessary for, the operation of the Business as heretofore conducted (collectively referred to as "Proprietary Rights"). Except as set forth on SCHEDULE 3.13, the Proprietary Rights are not subject to any outstanding material licenses, Liens or royalty obligations. The Company and each Subsidiary, to Sellers' Knowledge, has taken all action reasonably necessary to protect against and defend against any material conflicting use of the Proprietary Rights. To Sellers' Knowledge, neither the Company nor any of the Subsidiaries has received any notice to the effect that the Business, Proprietary Rights or any use by the Company or any of the Subsidiaries thereof, conflicts with or infringes on the rights of any other person or entity.

                  SECTION 3.14  CONTRACTS; NO DEFAULTS; MAJOR CLIENTS.

                  (a) SCHEDULE 3.14 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral:


                    (i) all loan agreements, indentures, mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound;

                    (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective property is bound;

                    (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company or any of the Subsidiaries is a party or by which any of their respective property is bound which (A) involve payments or receipts by any of them of more than $50,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or, to Sellers' Knowledge, prospects of the Business; provided, however, that SCHEDULE
3.14 may exclude any contract with a customer, vendor or subcontractor which is on the Company's standard terms and conditions and which does not involve the payment or receipt by the Company or any Subsidiary of an amount in excess of $250,000.

                    (iv) all collective bargaining agreements, employment and consulting agreements, non-competition agreements, trust agreements, executive compensation plans, bonus, 401(k), or profit-sharing plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, memoranda of understanding, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound;

                    (v) all material agency, distributor, sales representative and similar agreements to which the Company or any of the Subsidiaries is a party;

                    (vi) all material contracts, agreements or other understandings or arrangements, whether written or oral, between the Company or any of the Subsidiaries and any shareholder, employee, officer or director of the Company or any of the Subsidiaries;

                    (vii) all material leases, whether operating, capital or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee;

                    (viii) all contracts, agreements and other documents or information relating to disposal of waste (whether or not hazardous);

                    (ix) all return policies and product warranties relating to products, goods or systems manufactured, distributed or installed by the Company or any Subsidiary as the same are currently in effect or may have been in effect from time to time since January 1, 1994 as well as any exception to such policies, all cooperative advertising arrangements and all rebate, discount or allowance arrangements;



                    (x) all material contracts related to operation, maintenance or management of the Premises;

                    (xi) all material agreements relating to the licensing of intellectual property under which the Company or any of the Subsidiaries is licensor or licensee.

                  (b) With respect to each contract to which the Company or any of the Subsidiaries is a party or pursuant to which it is bound (whether or not identified in SCHEDULE 3.14 hereto):

                    (i) such  contract is a valid and binding  agreement  of the
Company or any of the Subsidiaries that is a party thereto, enforceable against the Company or the Subsidiary and the other parties thereto in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the discretion of the courts to award equitable relief;

                    (ii) the Company and each of the Subsidiaries that is a party thereto has fulfilled all material obligations required to have been performed by it prior to the date hereof, and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to fulfill, when due, all of its obligations under such contract which remain to be performed after the date hereof to the Closing;

                    (iii) neither the Company nor any of the Subsidiaries is in material breach of such contract, and no event has occurred which with the passage of time or giving notice or both would constitute a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                    (iv) to Sellers' Knowledge, there is no existing material breach by any other party to such contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                    (v) neither the Company nor any of the Subsidiaries is restricted or, so far as the Company or any of the Subsidiaries now reasonably foresees, may be restricted in the future, by the provisions of such contract from carrying on its respective business anywhere in the world (except for restrictions in real estate leases which limit the use of the leased premises or in licenses granted to the Company or any Subsidiary which limit the use of the licensed property);

                    (vi) the continuation, validity and effectiveness of such contract would not be affected by the transfer of the Shares to Buyer under this Agreement and such contract does not require the consent or approval of any party thereto in connection with this Agreement or the transactions contemplated hereby;

                    (vii) a true, correct and complete copy of such contract has been heretofore made available to Buyer; and

                    (viii) Sellers have no reason to believe such contract will not be renewed (if renewable) and neither the Company nor any of the Subsidiaries has received any notification that such contract is not likely to be renewed.

                  (c) The sale and transfer of the Shares contemplated by this Agreement will not create a default under or permit the termination of or otherwise have any materially adverse effect on any material contract of the Company or any Subsidiary.

                  (d) SCHEDULE 3.14 hereto includes a complete and correct list of the ten (10) largest customers of the Company and each of the Subsidiaries in terms of revenue recognized in respect of such customers during the fiscal year ended September 30, 1997 showing the amount of revenue recognized for each such customer during such period. To Sellers' Knowledge, no customer so listed in
SCHEDULE 3.14 hereto will or is likely to terminate or reduce in any material respect, or otherwise materially and adversely change, the business or relationship between such customer and the Company or any of the Subsidiaries.

                  (e) Neither the Company nor any Subsidiary has accrued for a loss in respect of any uncompleted customer contract nor is such an accrual warranted under generally accepted accounting principles or anticipated based upon current information.

                  SECTION 3.15 INVENTORIES; ORDER BACKLOG. The inventory of the Company and each of the Subsidiaries consists of items of good and merchantable quality, salable at normal prices or usable in the ordinary and usual course of its business, subject to the reserve for unsalable or unusable inventory specified in the Base Balance Sheet. The amounts at which inventories are carried on the Base Balance Sheet and on the books of the Company reflect the normal inventory valuation policy of the Company and each of the Subsidiaries of valuing inventory at the lower of cost or market value in accordance with generally accepted accounting principles. SCHEDULE 3.15 sets forth the aggregate amounts of all binding and unfilled orders for the sale of goods and services by the Company and each Subsidiary as of January 31, 1998, all of which orders have been made and accepted in the ordinary course of the Business and are on terms consistent with past practice.

                  SECTION 3.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and each of the Subsidiaries have arisen only through sales in the ordinary course of business consistent with past practice for goods sold or services performed. The accounts receivable of the Company and each of the Subsidiaries shown on the Base Balance Sheet and all accounts receivable of the Company and each of the Subsidiaries which have arisen subsequent to the Base Balance Sheet Date are, subject to the reserve for uncollectible accounts specified in the Base Balance Sheet, good and collectible in the ordinary and usual course of its business without resort to a collection agency or litigation and are not subject to any claims or offsets and Sellers have no reason to believe that such accounts receivable will not be collected.

                  SECTION 3.17 LABOR MATTERS. There are no strikes, arbitrations, material grievances, other labor disputes or union organizational drives pending or threatened between the Company and any of its employees or between any of the Subsidiaries and any of its employees. Except as described in
SCHEDULE 3.17 hereto, neither the Company nor any of the Subsidiaries is party to any union, collective bargaining or other similar agreements. The Company and each of the Subsidiaries has paid or accrued in full all wages, salaries, commissions, bonuses and other compensation (including severance pay and vacation benefits) for all services performed by its employees. Neither the Company nor any of the Subsidiaries is liable for any arrears of wages or any payroll taxes or any penalties or other damages for failure to comply with any applicable foreign, federal, state and local laws relating to the employment of labor.

                  SECTION 3.18  OTHER EMPLOYEE MATTERS.

                  (a) "CONTROLLED GROUP". For purposes of this Section, "Controlled Group" shall mean the Company and the Subsidiaries and any trade or business, whether or not incorporated, which is part of a controlled group, under common control or affiliated with the Company within the meaning of
Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Sections 414(b), (c), (m) or (o) of the Code.

                  (b) SCHEDULE 3.18(B) hereto sets forth the name, title, total annual compensation for the most recently completed calendar year (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits, of each present employee of the Company and the Subsidiaries and each other member of the Controlled Group.

                  (c)  EMPLOYEE BENEFIT PLANS.

                           (i)      DELIVERY OF BENEFIT PLAN MATERIALS.  With
respect to each of the plans,  funds,  arrangements  or practices,  set forth in
SCHEDULES 3.18(C)(II) and (III) below ("Benefit Plans"), the Company has heretofore delivered to Buyer true and complete copies of: (A) all plan documents relating to the Benefit Plan and all amendments thereto and, where applicable, related trust agreements and group annuity contracts, and all amendments thereto, and insurance policies, certificates and related documents, and current financial statements, (B) all material contracts relating to the Benefit Plan, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; (C) the most recent Summary Plan Description of the Benefit Plan and any Summary of Material Modifications or other writings furnished to employees with respect to the Benefit Plan; (D) except as provided on SCHEDULE 3.18(C)(I), the most recent annual returns/reports in the Form 5500 series relating to the Benefit Plan, and any amendments thereto, as filed with the Internal Revenue Service, together with all enclosures and attachments thereto, including, without limitation, audited financial statements, and related Summary Annual Reports; (E) except as provided on SCHEDULE 3.18(C)(I), with respect to each Pension Plan (as defined below) intended to qualify under the Code, the most recent Internal Revenue Service determination letter determining that the Benefit Plan is qualified for federal income tax purposes under Section 401(a) or Section 403(a) of the Code and that any related trust is exempt from taxation under Section 501(a) of the Code; (F) except as disclosed in SCHEDULE 3.18(C)(I), any and all collective bargaining agreements under which the Benefit Plan is maintained; and (G) with respect to each Pension Plan (as defined below) that is intended to qualify under the Code, true and complete employee census information that will permit Buyer to complete item 21 of the Form 5500 or Form 5500-C/R for such Benefit Plan in a manner that satisfies the requirements of Section 410(b) of the Code, the Treasury Regulations issued thereunder, and the Treasury Regulations currently proposed to be issued thereunder, and which identifies by name each employee of the Company or any other member of the Controlled Group who is a "highly compensated employee" (as defined in Section 414(q) of the Code and Treasury Regulations issued thereunder) for the most recently completed plan year.

                  (ii) EMPLOYEE  WELFARE  BENEFIT PLANS.  Except as disclosed in
SCHEDULE 3.18(C)(II) hereto, neither the Company nor any other member of the Controlled Group directly or indirectly maintains, or is a party to or contributes to, or is obligated to maintain or be a party to or contribute to, or has ever maintained or been a party to or contributed to, any employee welfare benefit plan, fund, arrangement or practice, whether or not in writing, which provides or promises to provide employee benefits (other than benefits provided by a Pension Plan or a Multiemployer Plan as defined below) to employees or former employees of the Company or any other member of the Controlled Group or their dependents or other individuals, including, without limitation, health, accident, disability, cafeteria, dependent care, employee assistance, unemployment severance benefits, fringe benefits, or life insurance or other death benefits, or any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether formal or informal, written or unwritten, and whether or not legally binding, or any plan, fund, arrangement or practice which provides benefits for employees, former employees, dependents of former employees, or other individuals or which commits either the Company or any other member of the Controlled Group to provide benefits (other than benefits provided by a Pension Plan as defined below) for any person upon or following retirement or other termination of employment.

                  With respect to each plan, fund, arrangement or practice listed in SCHEDULE 3.18(C)(II) ("Welfare Plan"), except as disclosed in SCHEDULE 3.18(C)(II): (A) the Welfare Plan is, and has at all times been, operated in all respects in material compliance with its governing documents (except as otherwise required by applicable law), ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including, without limitation, the reporting and disclosure requirements of ERISA; (B) neither the Company, nor any other member of the Controlled Group, nor the Welfare Plan, nor, to Sellers' Knowledge, any "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975 of the Code), nor any fiduciary with respect to the Welfare Plan, nor any other party, has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) other than a transaction subject to a statutory or administrative exemption; (C) all contributions, premiums or claim payments required to be made to or on behalf of the Welfare Plan by law, contract or the terms of the Welfare Plan have been made, and all expenses relating to contributions, premiums or claim payments due or owing with respect to the Welfare Plan have been properly accrued and reflected in the Base Balance Sheet; (D) except for the processing of routine claims in the ordinary course of administration, there is no pending, anticipated or, to Sellers' Knowledge, threatened litigation, arbitration, or claim, by or against or otherwise involving the Welfare Plan or any fiduciary thereof in respect of the Welfare Plan, nor is there any judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator, outstanding against or in favor of or otherwise involving the Welfare Plan or any fiduciary thereof in respect of the Welfare Plan; (E) to Sellers' Knowledge, the Welfare Plan and any related trust, including, without limitation, any "voluntary employees' beneficiary association" (as defined in Section 501(c)(9) of the Code ("VEBA")) and any other trust or arrangement described in Section 501(c) of the Code which is intended to be exempt from taxation under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be so exempt, and there exists no fact or circumstance which would adversely affect the exempt status of each such Welfare Plan, VEBA, trust or arrangement; (F) to Sellers' Knowledge, the Welfare Plan, if funded, and any related trust, is in material compliance with Sections 419 and 419(A) of the Code and, if intended to be a VEBA, is in material compliance with Section 501(c)(9) of the Code; (G) the Welfare Plan, if a group health plan within the meaning of Section 607(1) of ERISA or Section 5000(b)(1) of the Code, is and at all times has been in material compliance with Sections 601 through 608 of ERISA and Section 4980B of the Code; (H) to Sellers' Knowledge, there is no "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) which would subject the Company or any other member of the Controlled Group or Buyer to a tax under Section 4976 of the Code; (I) to Sellers' Knowledge, if the Welfare Plan is intended to meet the requirements for tax favored treatment under Subsection B of Chapter 1 of the Code, it meets such requirements; (J) the Welfare Plan may be amended or terminated by Buyer on or at any time after the Closing Date, and neither any Seller, the Company nor any other member of the Controlled Group has taken any action as to any Welfare Plan which limits the right of Buyer to amend or terminate such Welfare Plan without incurring additional liability other than for benefit claims accruing prior to the effective date of such amendment or termination; and (K) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any obligation or liability of the Company or any other member of the Controlled Group, or of Buyer to the Welfare Plan or to any employee, former employee or other person.

                  Except as required by applicable state or local statutes or the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and except as disclosed in SCHEDULE 3.18(C)(II), neither the Company nor any other member of the Controlled Group provides health benefits to any retiree, other former employee or dependent or survivor of a retiree or other former employee.

                           (iii)  EMPLOYEE PENSION BENEFIT PLANS.  Except as
disclosed in SCHEDULE 3.18(C)(III) hereto, neither the Company nor any other member of the Controlled Group directly or indirectly maintains, or is a party to or contributes to, or is obligated to maintain, be a party to or contribute to, or has ever maintained or been a party to or contributed to, any deferred compensation plan or any plan, fund, arrangement or practice, whether formal or informal, whether or not in writing, and whether or not legally binding, that is or may be an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) other than a "Multiemployer Plan" (a "multiemployer plan", as defined in
Section 3(37) or 4001(a)(3) of ERISA, which is an "employee pension benefit plan", as defined in Section 3(2) of ERISA). Neither any Seller, the Company nor any other current or former member of the Controlled Group sponsors or contributes to, or has ever sponsored or contributed to, any "employee pension benefit plan", other than a Multiemployer Plan, which is or was subject to Title IV of ERISA,
Section 302 of ERISA or Section 412 of the Code.

                  With respect to each plan, fund, arrangement or practice listed in SCHEDULE 3.18(C)(III) ("Pension Plan"), except as disclosed in
SCHEDULE 3.18(C)(III) hereto: (A) to the extent required the Pension Plan is, and at all times has been, qualified under Section 401(a) or 403(a) of the Code and any trust through which the Pension Plan is funded is exempt from federal income tax under Section 501(a) of the Code, and no fact or circumstance exists which would adversely affect the qualified status of the Pension Plan or any trust; (B) the Pension Plan is, and at all times has been, operated in all respects in material compliance with its governing documents (except as otherwise required by applicable law), ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including, without limitation, the reporting and disclosure requirements of ERISA; (C) a favorable determination letter under Section 401 or 403(a) of the Code has been issued by the Internal Revenue Service with respect to the Pension Plan and all amendments thereto, and there exists no fact or circumstance which would adversely affect such qualification; (D) neither the Company nor any other member of the Controlled Group, nor the Pension Plan, nor, to Sellers' Knowledge, any "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975 of the Code), nor any fiduciary with respect to the Pension Plan, nor any other party, has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) other than a transaction subject to statutory or administrative exemption; (E) to Sellers' Knowledge, no termination or partial termination of the Pension Plan within the meaning of Section 4042 of ERISA or
Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for the termination or partial termination of the Pension Plan; (F) all contributions, premiums and claim payments required to be made to or on behalf of the Pension Plan by law, contract or the terms of the Pension Plan have been made, and all expenses relating to contributions, premiums or claim payments due or owing with respect to the Pension Plan have been properly accrued and reflected in the Company's financial statements as of the Closing Date; (G) except for the processing of routine claims in the ordinary course of administration, there is no pending, anticipated or, to Sellers' Knowledge, threatened litigation, arbitration, or claim by or against or otherwise involving the Pension Plan or any fiduciary thereof, nor is there any judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator, outstanding against or in favor of or otherwise involving the Pension Plan or any fiduciary thereof in respect of the Pension Plan; (H) to Sellers'

Knowledge, the Pension Plan may be amended or terminated by Buyer on or at any time after the Closing Date and shall, upon any such amendment or termination, give rise to no additional benefit obligations other than those which had accrued as of the effective date of the amendment or termination; and (I) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any obligation or liability of the Company or any other member of the Controlled Group, or of Buyer to the Pension Plan or to any employee, former employee or other person.

                  Neither the Company nor any other member of the Controlled Group maintains an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code).

                  Except as described in SCHEDULE 3.18(C)(III), neither the Company nor any other member of the Controlled Group has any "leased employees" (as defined in Section 414(n) of the Code) who must be taken into account for the requirements of Section 414(n)(3) of the Code.

                  (iv) MULTIEMPLOYER PLANS. Except as disclosed on SCHEDULE 3.18(C)(IV), neither the Company nor any member of the Controlled Group contributes to or is obligated to contribute to, or has ever contributed to or been obligated to contribute to, any Multiemployer Plan, nor has the Company nor any other current or former member of the Controlled Group withdrawn from any such Multiemployer Plan in a complete or partial withdrawal. All contributions and premiums required to be made by the Company and each member of the Controlled Group to each such Multiemployer Plan have been made, and all expenses relating to contributions and premiums due or owing with respect to each such Multiemployer Plan have been properly accrued and reflected in the Company's financial statements as of the Closing Date.

                  (v) OTHER  COMPENSATION  ARRANGEMENTS.  Except as disclosed in
SCHEDULE 3.18(C)(V) hereto, neither the Company nor any other member of the Controlled Group maintains or is a party to or contributes to, or is obligated to maintain or be a party to or contribute to, or has ever maintained or been a party to or contributed to, nor entered into an agreement with respect to, any compensation plan, fund, arrangement or practice, whether or not in writing and whether or not enforceable, including, without limitation, any retirement, deferred compensation, incentive compensation, pension, profit sharing, thrift, stock bonus, stock purchase, stock grant, stock option, phantom stock, bonus program, which provides for or promises benefits to any current or former officer, consultant, director or employee of the Company or of any other member of the Controlled Group, that is not a Welfare Plan, a Pension Plan, or a Multiemployer Plan.

                  SECTION 3.19  LITIGATION  AND CLAIMS.  Except as summarized in
SCHEDULE 3.19 hereto, there is no pending or threatened action, suit, proceeding, claim, investigation or notice by or against the Company or any of the Subsidiaries (other than actions, suits, proceedings or claims, seeking money damages only and involving no more than $25,000), whether or not covered by insurance, and there is no outstanding order, notice, writ, injunction or decree of any court, government or governmental agency against or affecting the Company or any of the Subsidiaries. There are no incidents or occurrences, (whether or not covered by insurance) of any kind which, to Sellers' Knowledge and except for workers' compensation claims that arise from time to time in the ordinary course of business, may give rise to material claims against the Company or any of the Subsidiaries, whether or not covered by insurance.

                  SECTION 3.20 INSURANCE.  Included in SCHEDULE 3.20 hereto is a list of all policies of property, fire, liability, life and other forms of insurance, and indemnity bonds, carried by the Company or any of the Subsidiaries identifying the nature of risks covered and the amount of coverage in each case and specifies any year or years since October 1, 1994 when any such insurance was not in effect. The amount of coverage for each such policy has been equal to or greater than the amount required by contracts entered into by the Company or any of the Subsidiaries. All such policies are in full force. Sellers believe the Company and each of the Subsidiaries are adequately insured against the kinds of risks usually incurred by corporations engaged in the same or similar business. The Company and each of the Subsidiaries has given due and timely notice of any claim and of any occurrence known to the Company which may give rise to a claim which may be covered by any such insurance and has otherwise complied with the provisions of such policies.

                  SECTION 3.21 COMPLIANCE WITH APPLICABLE LAWS. The Company and each of the Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of its business (the "Company Permits"). The Company and each of the Subsidiaries is in compliance with the terms of the Company Permits. Except as disclosed in SCHEDULE 3.21 hereto, neither the Company nor any of the Subsidiaries is in material violation of any law, ordinance or regulation of any Governmental Entity.

                  SECTION 3.22 FINDERS' FEES. Except for Goldsmith, Agio, Helms and Company, whose fee shall be paid by Sellers, no person acting on behalf of Sellers has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement or the Related Agreements.

                  SECTION 3.23 TRANSACTIONS WITH CERTAIN PERSONS. Except as disclosed on SCHEDULE 3.23 and SCHEDULE 3.13, hereto, no current or former director, officer, employee or shareholder of the Company, the Subsidiaries or any of their Affiliates (as defined below) or family members or trusts for the benefit of any such person or persons has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of the Subsidiaries since October 1, 1994, and there have been no transactions between the Company and any current or former director, officer, employee or shareholder of the Company or any of the Subsidiaries or their Affiliates except employment arrangements as disclosed in this Agreement or the SCHEDULES hereto. As used in this Agreement, the word "Affiliate" shall have the same meaning as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

                  SECTION 3.24 GENERAL REPRESENTATION AND WARRANTY. To Sellers' Knowledge, neither this Agreement nor any SCHEDULE or other document or information furnished by or on behalf of Sellers in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                  Neither the Company, any Seller nor any of their respective representatives, agents or affiliates shall be deemed to have made to Buyer or any other person any representation or warranty other than as expressly made in this Agreement, any SCHEDULE hereto or any Related Agreement. Except as set forth in this Agreement, any SCHEDULE hereto or any Related Agreement neither the Company, any Seller nor any of their respective representatives, agents or affiliates makes any representation or warranty regarding any projections, estimates, budgets or forward-looking information heretofore delivered to or made available to Buyer or any other person regarding future revenues, expenses or expenditures or future results of operations; provided, however, that Sellers believe that all such forward-looking information is based on reasonable assumptions and do not believe that any such information is misleading, but further provided that in no event shall Sellers be deemed to give any representation or warranty as to general economic conditions or otherwise be liable therefor.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

                  SECTION 4.01  ORGANIZATION.  Buyer is a corporation
duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority, corporate and other, and all other necessary governmental approvals to own, lease and operate its properties and to carry on its business as now and heretofore being conducted except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Buyer.

                  SECTION 4.02 CORPORATE AUTHORITY. Buyer has all requisite power and authority, corporate and other, to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

                  SECTION  4.03 NO  VIOLATION.  Except as  described in SCHEDULE
4.03 hereto or as contemplated by Section 4.05 hereof, the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any
Violation pursuant to (i) any provision of the Restated Certificate of Incorporation, as amended, or By-laws, as amended, of Buyer or (ii) any provision of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets. Except as described in SCHEDULE 4.03, no material contract, indenture, mortgage or loan agreement of Buyer requires the consent or approval of any party thereto in connection with this Agreement or the transactions contemplated hereby.

                  SECTION 4.04 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Related Agreements by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on Buyer or the transactions contemplated hereby, except for the filing of a pre-merger notification report by Buyer under the HSR Act.

                  SECTION 4.05 FINDERS' FEES. No person acting on behalf of Buyer has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement or the Related Agreements.

                  SECTION 4.06 INVESTMENT INTENT; NO MARKET FOR SHARES. Buyer is purchasing the Shares for its own account and not with a view towards their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that there is no established trading market or exchange or other ready source of liquidity for the Shares.

                  SECTION 4.07 FINANCING. Buyer is diligently pursuing financing sufficient to pay the Purchase Price at Closing and has provided Sellers with a copy of a letter from Fleet Bank with respect to such financing.


                                    ARTICLE V

                              COVENANTS OF SELLERS

                  SECTION 5.01 CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing Date:

                  (a) NEGATIVE COVENANTS. Except as otherwise expressly provided by this Agreement or as Buyer may otherwise consent to in writing, Sellers shall cause the Company and each of the Subsidiaries not to engage in any activity or enter into any transaction outside of the ordinary and usual course of its business or which would be inconsistent with its past practice or with the terms of this Agreement or which would render inaccurate as of the Closing Date any of the representations and warranties set forth in Article III as if such representations and warranties were made at and as of the Closing Date. Without limiting the generality of the foregoing, Sellers shall cause the Company and each of the Subsidiaries not to do any of the following: (i) undergo any change in its condition (financial or other), properties, assets, liabilities, business or operations except changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, materially adverse to it; (ii) engage in any of action, activity or practice inconsistent with the ordinary and routine actions, activities and practices it has previously followed, the effect of which would be to reduce Funded Debt; (iii) declare, set aside, or pay any dividend or other distribution in respect of its capital stock or make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or make any payment to Sellers except payments of employment compensation in the ordinary and usual course of the Business consistent with past practice and payments under the LICO, Inc., ASI, LICO-Conveyor and LICO-Steel Management Profit Sharing Plans and the ASI Incentive Plan (the "Ongoing Plans"); (iv) issue or sell any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or take any action to reclassify or recapitalize or split up its capital stock; (v) mortgage, pledge or subject to any material lien, lease, security interest, encumbrance, or other restriction, any of its properties or assets or to such restriction outside of the ordinary course of its business whether or not material; (vi) acquire or dispose of any interest in any asset or property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of its business and consistent with its past practice;
(vii) forgive or cancel any debt or claim, waive any right, or, except in the ordinary and usual course of its business and consistent with its past practice incur or pay any liability or obligation; (viii) adopt or amend any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or change the compensation (including bonuses) to be paid to any director, officer or employee; (ix) suffer any damage, destruction or loss (whether or not covered by insurance); (x) amend or terminate any material contract, agreement or lease; (xi) experience any material labor difficulty, or loss of employees or customers; (xii) enter into any collective bargaining agreement; (xiii) sell or grant or transfer to any party or parties any license, or grant an option to acquire a license to manufacture or sell any of the products of the Company or any of the Subsidiaries, or to use any trademark, service mark, trade name, copyright, patent or pending application for any of the foregoing, or any trade secret or know-how of the Company or any of the Subsidiaries; (xiv) merge or consolidate or enter into a binding share exchange or any other business combination or acquire any stock, equity interest or business of any other person; (xv) declare any bonus or increase in the salary or compensation of any employee except in the ordinary course of business consistent with past practices; (xvi) change the accounting methods or practices followed by it; (xvii) without limiting the generality of any of the foregoing, enter into any transaction except in the ordinary and usual course of its business and consistent with its past practice; or (xviii) agree to, permit or suffer any of the acts, transactions or other things described in Subsections (i) through (xvii) of this Section 5.01.

                  (b) CONDUCT OF BUSINESS. Sellers shall use their commercially reasonable efforts to cause the Company and each of the Subsidiaries to preserve intact its business organization, to retain its present officers and employees and to preserve its good will with all suppliers, customers, employees and others having business relations with it.

                  (c) ACCESS TO INFORMATION. Sellers shall cause the Company and each of the Subsidiaries to afford Buyer and its representatives access, during normal business hours and upon reasonable notice, to all of the assets, properties,  books,  records,  and  agreements  of  the  Company  or  any of the
Subsidiaries, and shall furnish to Buyer and its representatives such information regarding the Company or any of the Subsidiaries as Buyer may reasonably request. Sellers shall cooperate with Buyer in visiting or contacting employees and customers of, and persons having other business relationships with, the Company or any of the Subsidiaries as Buyer shall specify prior to the Closing. Sellers shall also cooperate with Buyer in an inspection of the Premises and all improvements thereon, including, without limitation, an environmental audit of the Premises. The investigation by Buyer and furnishing of information to Buyer shall not affect the right of Buyer to rely on the representations, warranties, covenants and agreements of Sellers in this Agreement.

                  (d) TRANSFERS OR RESTRICTIONS. No Seller shall sell, transfer or otherwise dispose of any of the Shares or any interest therein or subject the same to any Liens.

                  (e) DEFERRED COMPENSATION ARRANGEMENTS. Prior to the Closing Date, the Company and the Subsidiaries shall satisfy all deferred compensation obligations to their officers pursuant to the agreements referred to in SCHEDULE 3.18(C)(V) hereto at a cost that shall not exceed the cash surrender value of the life insurance policies owned by the Company or the Subsidiaries insuring the lives of such officers.

                  SECTION 5.02 CHANGE IN REPRESENTATIONS AND WARRANTIES.

                  (a) NOTICE OF INACCURACY. In the event any Seller learns that any of the representations and warranties of Sellers contained in or referred to in this Agreement or any SCHEDULE hereto is or will become inaccurate, such party shall give immediate detailed written notice thereof to Buyer.

                  (b) WAIVER OF BUYER DISCOVERED BREACH OF SELLERS. The failure of Buyer to give written notice to Sellers, on or prior to the Closing Date, of any breach or violation, of which it has actual knowledge at such time and which is unknown to Sellers, of any representations, warranties or covenants of this Agreement or any SCHEDULE hereto made by Seller shall constitute and be deemed a waiver of any such breach, violation and claims arising therefrom which Buyer might have otherwise asserted under this Agreement, but such waiver shall only be to the extent of Buyer's

Damages (as hereinafter defined) of which Buyer had actual knowledge as of the Closing Date.

                  SECTION 5.03 REPAYMENT OF FUNDED DEBT. At least three (3) days prior to the Closing, Sellers shall notify Buyer of the amount necessary to repay at the Closing all Funded Debt. If Buyer elects to repay all Funded Debt at the Closing, the Sellers will arrange to have representatives of the lender or lenders present to, or will otherwise make provision for, tender to Buyer at the Closing evidence of the payment and discharge of the Funded Debt and releases of all security interests on the assets of the Company and the Subsidiaries securing the Funded Debt.

                  SECTION 5.04 REASONABLE EFFORTS TO CONSUMMATE TRANSACTIONS. Subject to the terms and conditions herein provided, Sellers agree to use commercially reasonable efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including the satisfaction of all conditions thereto set forth in this Agreement. Such actions shall include, without limitation, exerting their best efforts to obtain the consents of all persons or entities whose consent is reasonably necessary to effectuate the transactions contemplated hereby, and effecting all other necessary registrations and filings, including but not limited to, filings under the HSR Act and all other necessary filings with any Governmental Entity.

                  SECTION 5.05 FURTHER ASSURANCES. After the Closing, Sellers shall assist and cooperate with Buyer in effecting a transition of ownership of the Company to Buyer without a material disruption of the operations of the Company or any of the Subsidiaries and in preserving the goodwill of its customers and others having business relationships with it.

                  SECTION 5.06 TRANSITION  ASSISTANCE.  Robert A. Hoehn and Mike
B. McKee each agree that, following the Closing, (i) Robert A. Hoehn shall continue in the full-time employ of the Company for a period of at least 12 months following the Closing and at least 3 months after giving Buyer written notice of his intent to terminate his employment and (ii) Mike B. McKee shall continue in the full-time employ of the Company for at least 3 months after giving written notice of his intent to terminate his employment, for the purpose of providing to Buyer such assistance as Buyer shall reasonably require in transitioning the ownership of the Business to Buyer. While employed by the Company, Buyer shall cause the Company to pay to Messrs. Hoehn and McKee the compensation specified on SCHEDULE 5.06 hereto. Messrs. Hoehn and McKee each acknowledge that his covenant to remain in the employ of the Company following the Closing in accordance with this Section 5.06 is a material inducement to Buyer to enter into the transactions contemplated by this Agreement.


                                   ARTICLE VI

                               COVENANTS OF BUYER

                  SECTION 6.01 CONDUCT OF BUSINESS PENDING THE CLOSING. Except as otherwise provided in this Agreement, or as Sellers may otherwise consent to in writing, Buyer shall not, pending the Closing, engage in any activity or enter into any transaction (i) which would be inconsistent with the terms of this Agreement; or (ii) which would render inaccurate as of the Closing Date any of its representations and warranties set forth in this Agreement as if such representations and warranties were made at and as of the Closing Date.

                  SECTION 6.02 REASONABLE EFFORTS TO CONSUMMATE TRANSACTIONS. Subject to the terms and conditions herein provided, Buyer agrees to use its commercially reasonable efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including the satisfaction of all conditions thereto set forth herein. Such actions shall include, without limitation, exerting its best efforts to obtain the consents of its lenders and others whose consent is reasonably necessary to effectuate the transactions contemplated hereby, and effecting all other necessary registrations and filings, including but not limited to, filings under the HSR Act and all other necessary filings with any Governmental Entity.

                  SECTION 6.03 CHANGE IN REPRESENTATIONS AND WARRANTIES.

                  (a) NOTICE OF INACCURACY. In the event Buyer learns that any of the representations and warranties of Buyer contained in or referred to in this Agreement or any SCHEDULE hereto is or will become inaccurate, Buyer shall give immediate detailed written notice thereof to Sellers.

                  (b) WAIVER OF SELLER DISCOVERED BREACH OF BUYER. The failure of Sellers to give written notice to Buyer, on or prior to the Closing Date, of any breach or violation, of which any Seller has actual knowledge at such time and which is unknown to Buyer, of any representations, warranties or covenants of this Agreement or any SCHEDULE hereto made by Buyer shall constitute and be deemed a waiver of any such breach, violation and claims arising therefrom which Sellers might have otherwise asserted under this Agreement, but such waiver shall only be to the extent of damages of which any Seller has actual knowledge as of the Closing Date.

                  SECTION 6.04 BONUS PLANS. Buyer shall continue or cause to be continued the Ongoing Plans for the benefit of the eligible participants therein for the periods ending March 31, 1998 and, excluding Robert A. Hoehn and Mike B. McKee, March 31, 1999, on the same terms as provided (as of the date hereof) and shall in good faith make all payments to such participants due thereunder.

                  SECTION 6.05. BUYER'S BENEFIT PLANS. To the extent permitted under applicable law and except as otherwise expressly prohibited by the terms of the relevant plans, Buyer shall treat service with the Company and the Subsidiaries as if it were service with the Buyer but only for purposes of eligibility and vesting under Buyer's pension plans. Buyer shall treat the time insured under the Company's welfare benefit plans as if it were the same time insured under Buyer's welfare benefit plans only for purposes of eligibility and for determining pre-existing condition limitations. This covenant shall be applicable only to employees of the Company and the Subsidiaries on the Closing Date and does not represent a commitment by Buyer to offer any of its benefit plans to any employees of the Company or the Subsidiaries.


                                   ARTICLE VII

                       NON-COMPETITION AND NON-DISCLOSURE

                  SECTION 7.1 NON-COMPETITION AND NON-DISCLOSURE. Except as provided in Section 7.2 below, following the Closing Date and for 10 years thereafter, each Seller and each person who is a grantor, creator, member, partner or beneficial owner of any Seller (a "Related Person") agrees not to:

                           (a)      engage or become interested, directly or
indirectly, as owner, employee, partner, through stock ownership (except ownership of less than three percent (3%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange), investment of capital, lending of money or property, rendering of services, or otherwise, whether alone or in association with others, in the operation of any business or enterprise in any way competitive to the Business anywhere in the world;

                           (b)      solicit or accept orders for goods or
services competitive to those heretofore provided or sold by the Business from any then or previous customer of the Business or otherwise induce or attempt to induce any such customer to reduce such customer's patronage of the Business;

                           (c)     disclose the names of any such customers to
any other person, business organization or entity;

                           (d)     solicit any employee of the Business to leave
the employ of the Business; and

                           (e)     divulge, communicate, or utilize any
confidential information of or pertaining to the business or affairs of the Company or any of the Subsidiaries.

                  SECTION 7.2 USE OF NAMES. Following the Closing, each Seller and each Related Person shall not use the names "LICO, Inc.," "Automatic Systems, Inc.," "LICO Conveyor Company," "LICO Steel, Inc.," "Automated Systems Conveyors Ltd.," "ASI of Australia Pty Ltd.," "LICO International Corporation" or any variation thereof in any organization or enterprise or business.

                  SECTION 7.3 CERTAIN LIMITATIONS. The provisions of Section 7.1(a) and (b) above shall only apply: (i) for a period of 10 years for Robert
A. Hoehn and Mike B. McKee; (ii) for a period of 5 years for William Jerry Moore, Donald P. Pruett and Terry F. Verkler; (iii) for a period of 3 years following termination of employment with the Company or any of its affiliates (except for a termination by the Company or its affiliates without Cause as defined below whereupon such obligations shall cease) for any other Seller or Related Person who is employed by the Company or any of its affiliates on the date hereof; and (iv) for no period after the Closing Date for an individual
Seller or a Related Person who is not an employee of the Company or its Subsidiaries on the date hereof. For purposes of this Section "Cause" shall mean any of the following:

                           (a)      such employee's willful malfeasance or
misfeasance towards the Company or any of its affiliates;

                           (b)      such employee's failure to discharge all or
any material part of his or her duties or obligations to the Company or any of its affiliates as have been customarily performed by his or her position, after notice thereof and a reasonable opportunity to cure such failure;

                           (c)      such employee's conviction of a misdemeanor
involving moral turpitude or the conviction of any felony;

                           (d)      misappropriation of funds or breach of
fiduciary duty against the Company or any of its affiliates or any customer, vendor or affiliate of the Company or any of its affiliates, including but not limited to any acts of material personal enrichment of such employee or affiliates of such employee at the expense of the Company or any of its affiliates or any customer, vendor or affiliate of the Company or any of its affiliates; or

                  (e) a failure by such employee to keep confidential the trade secrets and other material proprietary information of the Company or any of its affiliates.

                  SECTION 7.4 EQUITABLE REMEDIES. Each Seller specifically acknowledges and agrees that the remedy at law for any breach of any provision of this Article VII will be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

                  SECTION 7.5 SEVERABILITY. If any provision of this Article VII shall for any reason be held to be excessively broad as to any activity or subject, it shall be construed, by limiting and reducing it, to be enforceable to the extent compatible with applicable law. If any provision in this Article VII shall, notwithstanding the preceding sentence, be held illegal or unenforceable, such illegality or unenforceability shall not affect any other provision of this Article VII but this Agreement shall be construed as if such illegal or unenforceable provision had never been contained herein.

                  SECTION 7.6 NO WAIVER. The rights of Buyer and obligations of Sellers set forth in this Article VII are in addition to, and not in lieu of, all other rights and obligations provided by applicable law.

                  SECTION 7.7 ACKNOWLEDGEMENTS. At Closing, Sellers shall cause each Related Party to execute a writing, in form and content satisfactory to Buyer, acknowledging that he, she or it is bound by the terms of this Article VII.


                                  ARTICLE VIII

                          CONDITIONS TO OBLIGATIONS OF
                           BUYER TO CONSUMMATE CLOSING

                  SECTION 8.01 CONDITIONS. The obligation of Buyer to consummate the Closing is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and Buyer shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company and each Seller to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF SELLERS. Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company and by each Seller to such effect.

                  (c) OPINION. Buyer shall have received an opinion from Bryan Cave LLP, counsel to Sellers, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's counsel.

                  (d) RELEASES. Sellers shall each have furnished to Buyer at the Closing duly executed general releases of liabilities and obligations in favor of the Company and each of the Subsidiaries executed by each Seller and by the directors and officers of the Company and each of the Subsidiaries, such releases to be in the form attached hereto as SCHEDULE 8.01(D).

                  (e) RESIGNATIONS. Buyer shall have received the written resignation of those directors of the Company and any of the Subsidiaries as may be requested by Buyer at least three days prior to the Closing and revocations of banking authorizations and powers of attorney in favor of such officers and directors as Buyer shall have theretofore requested.

                  (f) ADEQUATE AND AVAILABLE FINANCING. Buyer shall have obtained commitments in such amounts, and on such terms as are acceptable to Buyer in its sole discretion, for financing of the transactions contemplated hereby and funding shall be made available to Buyer on the Closing Date as provided in such commitments.

                  (g) ESTOPPEL CERTIFICATES. Buyer shall have received from each lessor of the Leased Premises certificates reasonably satisfactory in form and substance to Buyer regarding the continuing validity of the leases of the Leased Premises and the absence of any breach or basis for termination thereof.

                  (h) DISCHARGE OF FUNDED DEBT. If Buyer elects to repay Funded Debt at Closing pursuant to Section 5.03, then Buyer shall have received from the lender or lenders evidence of payment and discharge of the Funded Debt and releases of all security interests on the assets of the Company and the Subsidiaries securing the Funded Debt in form and substance reasonably satisfactory to Buyer.

                  (i) CONSENTS. Buyer shall be assured that all permits, licenses and other governmental and official authorizations necessary for the Company or any of the Subsidiaries to continue to conduct its business as heretofore conducted and to consummate the transactions contemplated by this Agreement have been obtained and will be in effect including any necessary consents under all contracts, agreements and commitments to which the Company or any of the Subsidiaries is a party. All applicable waiting periods, if any, under the HSR Act shall have expired or have been terminated. Buyer shall be reasonably satisfied that its acquisition of the Shares shall not adversely affect the prospects of the Company or any of the Subsidiaries and that material contractual relationships of the Company or any of the Subsidiaries shall not be thereby adversely affected.

                  (j) NO ADVERSE CHANGE. There shall have been, in the good faith reasonable judgment of Buyer, no material adverse change in the business, properties, operations, financial condition, prospects or earnings of the Company or any of the Subsidiaries since the date of this Agreement.

                  (k) OTHER CLOSING DOCUMENTS. Buyer shall have received, on and as of the Closing Date, and such other agreements and instruments as Buyer shall reasonably request, in each case reasonably satisfactory in form and substance to Buyer.


                                   ARTICLE IX

                      CONDITIONS TO OBLIGATIONS OF SELLERS
                              TO CONSUMMATE CLOSING

                  SECTION  9.01   CONDITIONS.   The  obligation  of  Sellers  to
consummate the Closing is subject to at or prior to the Closing Date of the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Sellers shall have received a certificate signed on behalf of Buyer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer to such effect.

                  (c) OPINION. Sellers shall have received an opinion from Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Sellers' counsel.

                  (d) RELEASE OF GUARANTIES. If Buyer does not discharge the Funded Debt at the Closing, Buyer shall obtain releases of the personal guaranties of Robert A. Hoehn and Mike B. McKee with respect to the Funded Debt.

                  (e) HSR ACT. All applicable waiting periods, if any, under the HSR Act shall have expired or have been terminated.


                                    ARTICLE X

                            TERMINATION AND AMENDMENT

                  SECTION 10.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)      by mutual consent of the parties hereto;

                  (b) by Buyer (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of Sellers set forth in this Agreement which breach has not been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by Sellers of notice of such breach, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the sale and transfer of the Shares shall have become final and non-appealable;

                  (c) by Sellers (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement which breach has not been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by Buyer of notice of such breach, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the sale and transfer of the Shares shall have become final or non-appealable; or

                  (d) by either Buyer or Sellers if the Closing shall not have been consummated before April 30, 1998.

                  SECTION 10.02 EFFECT OF TERMINATION. In the event of a termination of this Agreement by either Sellers or Buyer as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or its officers or directors or Sellers, except to the extent that such termination results from the breach by a party hereto of any of such party's representations and warranties or a breach of such party's covenants or agreements set forth in this Agreement or the Other Agreements.

                  SECTION 10.03 EXTENSION; WAIVER. At any time prior to the Closing Date, Buyer and Sellers, by action duly taken, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of Buyer or Sellers hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

                  SECTION  11.01   SURVIVAL  OF   REPRESENTATIONS,   WARRANTIES,
COVENANTS AND AGREEMENTS.

                  (a)  SURVIVAL  GENERALLY.  The  representations,   warranties,
covenants, agreements and undertakings of Buyer and Sellers in this Agreement, the SCHEDULES hereto and the Related Agreements and all rights of Buyer and Sellers with respect thereto shall survive the Closing and the sale and transfer of the Shares; provided, however, that survival of the representations and warranties of the parties contained in this Agreement shall be subject to the limitations provided herein. Except as provided in the context of the representations and warranties set forth in Section 3.11 of this Agreement, Buyer agrees to release all contribution claims against Sellers arising under any Environmental Law, as well as any common law regarding the protection of health, safety and the environment,including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  (b) (i) INDEMNITY OBLIGATIONS OF SELLERS. Each Seller hereby agrees to indemnify and hold Buyer harmless from and against, and to reimburse Buyer for or in respect of, any and all losses, damages, deficiencies, liabilities, claims, economic injury, obligations, expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever (collectively, "Buyer's Damages"), incurred by Buyer arising out of, based upon, or by reason of (A) any breach of any representation and warranty of any of Sellers which is contained in this Agreement or in any Related Agreement, or in any SCHEDULE or certificate delivered pursuant thereto; or (B) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Sellers which are contained in or made pursuant to this Agreement or any Related

Agreement. Buyer's Damages shall be reduced by an amount equal to one-half of any recoveries actually received by the Company or its Subsidiaries (net of all expenses, cross-claims, counter-claims or off-sets against the Company or the Subsidiaries or taxes attributable to such recoveries) from the Rapid or Whiteman AFB claims referred to in SCHEDULE 3.19. If any Buyer's Damages have been paid to Buyer prior to the receipt by the Company or its Subsidiaries of the recoveries referred to in the prior sentence, the amount of such reduction in Buyer's Damages shall to the extent such Damages have been paid by Sellers, be paid to Sellers. For example only, if there is a $5 million Buyer's Damage Claim and Buyer is paid $4.25 million (net of the $750,000 Sellers' Indemnification Threshold), and there is a net recovery on the Rapid Claim of $2.0 million, then Sellers shall be paid $1.0 million. In order to provide for Sellers' Indemnity Threshold (as hereinafter defined) the parties agree that for the purposes of this Article XI, but except with respect to Sections 3.06 and 3.24, a representation shall be deemed false and a warranty, agreement, covenant or undertaking shall be deemed breached or not fulfilled if the same would have been false, breached or not fulfilled had such representation, warranty, agreement, covenant or undertaking not been qualified by the words "materially", "in all material respects" or words of similar import.

                  Subject to the limitations as set forth in Section 11.01(c) hereof, Sellers agree to indemnify and hold Buyer harmless from and against and reimburse Buyer for any and all Buyer's Damages, arising out of, attributable to, resulting from or incurred with respect to any breach of the representations and warranties set forth in Section 3.18 as to any benefit plan, fund, arrangement or practice referred to in said Section 3.18 ("Section 3.18 Plan"). In determining whether there has been a breach of a representation or warranty contained in Section 3.18 as to any Section 3.18 Plan, any deficiencies or potential deficiencies disclosed in SCHEDULES 3.18(C)(I),(II), (III),(IV) AND
(V) as to any such Section 3.18 Plan which are referenced in a disclosure labeled "List of Special Benefit Disclosures" included in Schedule 3.18, shall be disregarded, and the representations and warranties of Section 3.18 shall be deemed not qualified by such disclosures. The foregoing is to implement the agreement of the parties that the risk of such deficiencies shall be borne by Sellers. This provision shall be deemed to constitute notice to Sellers by Buyer under Section 5.02(b) that some or all of the matters disclosed or referred to in the List of Special Benefit Disclosures constitute or may constitute breaches of representations and warranties contained in Section 3.18 for which Sellers, by reason of this provision, will have indemnification obligations. Sellers' indemnification obligation hereunder shall be fully applicable if Buyers'
Damages are incurred in connection with an application to or proceeding involving the Internal Revenue Service or other governing legal authority for relief from any matter for which Sellers have an indemnity obligation hereunder. In addition, notwithstanding that Section 3.18 does not contain a specific representation and warranty on potential withdrawal liability from Multiemployer Plans, Sellers agree that to the extent incurred by Buyer, Buyer's Damages shall include the excess of the sum of the aggregate potential liability of the Company and all members of the Controlled Group (A) if they were to withdraw from the Multiemployer Plans on the Closing Date and
(B) arising from any of the Multiemployer Plan's status as an insolvent plan, being in reorganization or having an accumulated funding deficiency as of the Closing Date, OVER $250,000.

                  (b) (ii) INDEMNITY OBLIGATIONS OF BUYER. Buyer hereby agrees to indemnify and hold Sellers harmless from and against, and to reimburse Sellers for or in respect of, any and all losses, damages, deficiencies, liabilities, claims, economic injury, obligations, expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, (collectively "Sellers' Damages") incurred by Sellers arising out of, based upon, or by reason of (A) any breach of any representation or warranty of Buyer which is contained in this Agreement or in any Related Agreement, or in any SCHEDULE or certificate delivered pursuant thereto; or (B) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Buyer which are contained in or made pursuant to this Agreement or any Related Agreement.

                  (c)  LIMITATIONS  ON  SELLERS'  INDEMNIFICATION   OBLIGATIONS.
Subject to the remaining provisions of this Section 11.01(c), notwithstanding anything to the contrary herein, any claim by Buyer against Sellers under
Article XI of this Agreement for a breach of representation or warranty shall be payable by Sellers only in the event and to the extent that the accumulated amount of Buyer's Damages in respect of Sellers' obligations under this Article XI for breaches of representations and warranties shall exceed in the aggregate the amount of $750,000 (the "Sellers' Indemnification Threshold"); and at such time as the aggregate amount of Buyer's Damages in respect of the obligations of Sellers for breaches of representations and warranties shall exceed the Sellers' Indemnification Threshold, Sellers shall thereafter be liable on a dollar-for-dollar basis for the full amount of all Buyer's Damages for a breach of representation or warranty in excess of the Sellers' Indemnification Threshold, it being the intention of the parties that the initial $750,000 of Buyer's Damages excluded by reason of the Sellers' Indemnification Threshold would not be recoverable against Sellers but would be borne by Buyer, except that Buyer's Damages for any breach of the representations and warranties of Sellers set forth in Sections 3.02 through 3.05 and

Section 3.22 of this Agreement or any knowing breach of a representation or warranty shall not be subject to the Sellers' Indemnification Threshold but shall be payable by Sellers on a dollar-for-dollar basis without any exclusion therefor or reduction thereof.

                  Except as provided in subsections (A)(i) or (ii) below and subject to Sellers' Indemnification Threshold and to the last sentence of this paragraph, the Hoehn Family LLC and the McKee Family Limited Partnership shall each be liable for one-half of Buyer's Damages. The indemnification obligations of Sellers other than the Hoehn Family LLC and the McKee Family Limited Partnership hereunder are subject to the limitation that each Seller other than the Hoehn Family LLC and the McKee Family Limited Partnership shall be liable solely for such Seller's "Proportionate Share" of Buyer's Damages provided that
(A) such a Seller who has breached (i) representations and warranties regarding such Seller's Shares in Section 3.02(a) hereof or such Seller's authority and capacity in Section 3.03 hereof; or (ii) the covenants contained in Article VII hereof, shall be solely liable for all Buyer's Damages arising out of such breach and no other Seller shall be responsible for such breach and (B) Sellers shall be jointly and severally liable to Buyer for any payment required pursuant to Section 1.03(c) hereof. For the purposes hereof, the "Proportionate Share" of any Seller shall mean a fraction equal to (x) the portion of the Purchase Price paid to such Seller DIVIDED BY (y) the aggregate Purchase Price paid to all Sellers. Except for Buyer's Damages resulting from a breach of a covenant, a knowing breach of a representation or warranty or a breach of the warranties regarding Sellers' shares in Section 3.02(b) hereto, the indemnification obligations of Sellers, in the aggregate, hereunder are subject to the further limitation that Sellers shall have no liability to pay Buyer's Damages in excess of $15,000,000.

                  (d) DURATION. Except as otherwise provided below, all representations and warranties of Buyer and Sellers contained in or made pursuant to this Agreement and the rights of Buyer and Sellers to seek indemnification or reimbursement with respect thereto, shall survive the Closing and the representations and warranties contained in Sections 3.02, 3.03, 3.04, 4.02, 4.03 and 4.04 and any SCHEDULE relating thereto shall survive without limitation. Except in respect of any claims for breach of warranty or misrepresentation as to which a notice of claim for Buyer's Damages or Sellers' Damages shall have been given prior to the Relevant Expiration Date (as hereinafter defined) and except for a claim based upon a misrepresentation or warranty contained in Sections 3.02, 3.03, 3.04, 4.02, 4.03 and 4.04 and any SCHEDULE relating thereto which may be made at any time after the Closing Date, all representations and warranties contained in Articles III and IV and all rights with respect thereto shall expire on the Relevant Expiration Date. The Relevant Expiration Date shall be:

                  (i) in the event of a misrepresentation or breach of warranty in Section 3.09 and any SCHEDULE relating thereto, until one year following the date upon which liability for any claim by any taxing authority which may result in Buyer's Damages may be made is barred by all applicable statutes of limitation (after taking into account any extensions); and

                  (ii) with respect to all other misrepresentations or breaches of warranty, fifteen months after the Closing Date.

                  (e)      INDEMNIFICATION PROCEDURES.

                           (i)      In the event any claim, action, suit or
proceeding is made or brought by any third party against Buyer or Sellers (the "Indemnified Party"), with respect to which an indemnifying party may have liability under Article XI of this Agreement, the indemnifying party shall, at its own expense, be entitled to participate in and, to the extent that it shall wish, jointly and with any other indemnifying party, to assume the defense, with independent counsel reasonably satisfactory to the Indemnified Party, provided that in assuming the defense of any such third party claim, action, suit or proceeding, the indemnifying party acknowledges in writing to the Indemnified Party that the indemnifying party shall thereafter be liable for any Buyer's Damages or Sellers' Damages, as the case may be, with respect to such claim, action, suit or proceeding.

                           (ii)     If the indemnifying parties elect to assume
control of such defense or settlement, they shall conduct such defense or settlement in a manner reasonably satisfactory and effective to protect the Indemnified Party fully; such indemnifying parties and their counsel will keep the Indemnified Party fully advised as to their conduct of such defense or settlement, and no compromise or settlement shall be agreed or made without the written consent of the Indemnified Party. In any case, the Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (A) the employment of counsel by the Indemnified Party has been authorized in writing by the indemnifying parties, (B) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the Indemnified Party in the conduct of the defense of such action,
(C) the indemnifying parties shall not in fact have employed independent counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action and shall have been so notified by the Indemnified Party, (D) the Indemnified Party shall have reasonably concluded and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such claim, action, suit or proceeding involves or could have a material adverse effect upon it beyond the financial resources of the indemnifying parties or the scope of this Agreement, or (E) the indemnifying parties fail to conduct such defense or settlement in a manner reasonably satisfactory to protect the Indemnified Party fully. If clause
(B), (C), (D) or (E) of the preceding sentence shall be applicable, then counsel for the Indemnified Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified Party and the reasonable fees and disbursements of such counsel shall constitute Buyer's Damages or Sellers' Damages hereunder.


                    (iii) If the indemnifying parties do not elect to assume the defense or any such claim, or if they fail to conduct said defense or settlement in a manner reasonably satisfactory to protect the Indemnified Party fully, the Indemnified Party may engage independent counsel selected by the Indemnified Party to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the indemnified party may determine. The fees and disbursements of such counsel shall constitute Buyer's Damages or Sellers' Damages hereunder.

                    (iv) The Indemnified Party and the indemnifying parties, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.01 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer, to

                           Columbus McKinnon Corporation
                           140 John James Audubon Parkway
                           Amherst, New York 14228-1197

                           Attention:  Robert L. Montgomery,
                                       Executive Vice President and
                                       Chief Financial Officer

                           with a copy to

                           Frederick G. Attea, Esq.
                           Phillips, Lytle, Hitchcock, Blaine & Huber LLP 3400 Marine Midland Center
                           Buffalo, New York 14203

                           and

                  (b)      If to a Seller, to

                           Robert A. Hoehn and
                           Mike B. McKee, as Representatives
                           c/o LICO, Inc.
                           9230 East 47th Street
                           Kansas City, Missouri  64133

                           with a copy to

                           Thomas W. Van Dyke, Esq.
                           Bryan Cave LLP
                           7500 College Boulevard
                           Suite 1100
                           Overland Park, Kansas 66210

                  SECTION 12.02 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".


                  SECTION 12.03 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. It is contemplated that several of the shareholders of the Company may not have executed this Agreement on the date hereof. It is understood and agreed that this Agreement shall nevertheless be fully binding upon all signatories to this Agreement as soon as this Agreement is executed by persons owning in excess of 80% of each class of stock of the Company.

                  SECTION 12.04 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) and the Related Agreements, (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 12.05 ACTION BY SELLERS. Sellers hereby irrevocably authorize and appoint Robert A. Hoehn and Mike B. McKee as their exclusive agent and attorney ("Representative") who shall on behalf of Sellers make any amendments or modifications of this Agreement and all other agreements and documents contemplated hereby and to waive inaccuracies of representations and warranties or performance or compliance with any of the provisions herein contained that such Representative believes in such agent's sole discretion, to be in the best interest of Sellers. The Representative shall take, and Sellers agree that the Representative shall take, any and all actions which such Representative believes are necessary or appropriate under this Agreement for and on behalf of Sellers, as fully as if Sellers were acting on their own behalf, including, without limitation, defending, consenting to, compromising or settling all claims for Sellers' Damages or Buyer's Damages, conducting negotiations with Buyer and its representatives regarding such claims, dealing with Buyer and taking any and all actions specified in or contemplated by
Article XI of this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of Sellers. Any action of the Representation shall require the approval of Robert A. Hoehn and Mike B. McKee.

                  SECTION 12.06 KNOWLEDGE. For the purposes of this Agreement, "Sellers' Knowledge" shall mean actual knowledge of any Seller, any Related Person or any officer or director of the Company or any Subsidiary and any knowledge that any such person would have acquired upon reasonable inquiry.

                  SECTION 12.07 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without regard to any applicable conflicts of law.

                  SECTION 12.08 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment or delegation shall be void, except that Buyer may assign or delegate, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect affiliate of Buyer or any person to whom Buyer transfers any part of the Business being acquired hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 12.09 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

                  SECTION 12.10 PUBLICITY. Buyer and Sellers shall promptly consult with each other as to the form and substance thereof prior to the release or issuance of any press release or other public disclosure related to this Agreement or any other transactions contemplated hereby. Sellers and Buyer agree not to release or issue any such press release or other public disclosure without the approval of Sellers and Buyer unless otherwise required by applicable law.

                  SECTION 12.11 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                  SECTION 12.12 EXPENSES. Buyer and Sellers shall each bear and pay all costs and expenses respectively incurred by them in connection with this Agreement, including, without limitation, fees and expenses of their own financial consultants, accountants, and counsel. Without limiting the generality of the foregoing, (i) Sellers shall be solely responsible for and shall pay all fees of Goldsmith, Agio, Helms and Company in connection with the transactions contemplated by this Agreement, and (ii) Buyer shall be solely responsible for and shall pay all fees and expenses of Ernst & Young LLP or such other accounting firm as conducts the Closing (March 31, 1998) audit of the Company.

                  SECTION 12.13 GUARANTY. Robert A. Hoehn shall hereby unconditionally guaranty all obligations of the Hoehn Family LLC to Buyer, including without limitation, obligations arising under this Agreement and any Related Agreements . Mike B. McKee shall hereby unconditionally guaranty all obligations of the McKee Family Limited Partnership to Buyer, including without limitation, obligations arising under this Agreement and any Related Agreements. Sellers shall cause Robert A. Hoehn and Mike B. McKee to execute a writing, in form and content satisfactory to Buyer, evidencing these guaranties.

          IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date first above written.

                                            COLUMBUS MCKINNON CORPORATION


                                            By ______________________________
                                                          (Title)

                                            SELLERS


                                            By ______________________________
                                                     James O. Barker


                                            By ______________________________
                                                     Carl J. Caldarella


                                            By ______________________________
                                                     Judy Caldarella


                                            By ______________________________
                                                     Steve M. Cassell



                                               David Cimpl Trust under Trust
                                               Agreement dated April 6, 1990


                                            By ______________________________
                                                     David Cimpl, as Trustee



                                               William D. Thomas Self Employed
                                               Retirement Trust


                                            By ______________________________
                                                     Citruck & Co., as Trustee


                                            By ______________________________
                                                     David W. Clark

                                            By ______________________________

                                                     Kirsten D. Clark


                                            By ______________________________
                                                     Albert O. Davis


                                            By ______________________________
                                                     George J. Dolan


                                            By ______________________________
                                                     Mary J. Dolan


                                            By ______________________________
                                                     Alfred F. Gundersen


                                            By ______________________________
                                                     JoAnn Gundersen



                                               Robert A. Hoehn Declaration of
                                               Trust dated 10/21/83, as amended
                                               from time to time


                                            By ______________________________
                                                     Robert A. Hoehn, as Trustee


                                            By ______________________________
                                                     David L. Jones


                                            By ______________________________
                                                     Donna L. Jones


                                            By ______________________________
                                                     Patrick W. Kelly


                                            By ______________________________
                                                     Adelynne L. Kelly


                                            By ______________________________
                                                     Michael S. Lobb

                                               Mike B. McKee Revocable Trust
                                               dated January 28, 1993, as
                                               amended from time to time


                                            By ______________________________
                                                     Mike B. McKee, as Trustee


                                            By ______________________________
                                                     William Jerry Moore


                                            By ______________________________
                                                     Barbara Ann Moore


                                            By ______________________________
                                                     Joseph S. Palermo


                                            By ______________________________
                                                     Judith A. Palermo

                                               Lee W. Peakes Revocable Trust,
                                               dated July 25, 1988


                                            By ______________________________
                                                     Lee W. Peakes, as Trustee


                                            By ______________________________
                                                     Stephen P. Phillips


                                            By ______________________________
                                                     Donald P. Pruett


                                            By ______________________________
                                                     Mary L. Pruett


                                            By ______________________________
                                                     Ronald T. Ray


                                            By ______________________________
                                                     Judy A. Ray

                                               Van Dyke Enterprises, L.L.C.


                                            By ______________________________


                                            By ______________________________
                                                     Donald Lee Van Pelt


                                            By ______________________________
                                                     Maida Ann Van Pelt


                                            By ______________________________
                                                     Terry F. Verkler


                                            By ______________________________
                                                     Norman P. Vernon, Jr.


                                            By ______________________________
                                                     Norman P. Vernon




                                            By ______________________________
                                                     Susan C. Vernon


                                            By ______________________________
                                                     Robert L. Weaver


                                               The Hoehn Family LLC


                                            By ______________________________
                                                     Member



                                              Lindsey W. Clark Trust under Trust
                                              Agreement dated December 28, 1992


                                            By ______________________________
                                            Carolyn Kotila, as Successor Trustee

                                               Robert D. Clark Trust under Trust
                                               Agreement dated December 28, 1992


                                            By ______________________________
                                            Carolyn Kotila, as Successor Trustee



                                            The McKee Family Limited Partnership


                                            By ______________________________
                                                     General Partner